UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELGX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

Endologix, Inc. (the “Company” or “Endologix”) has prepared a letter to health care providers, dated October 30, 2019 and entitled “Endologix Response Regarding FDA Safety Communication: AFX Endovascular AAA System” (the “Letter”), to provide further information regarding the Safety Communication dated October 28, 2019 (the “Safety Update”), issued by the U.S. Food and Drug Administration (the “FDA”).   In the Safety Update, the FDA references data from an integrated healthcare system (Rothenberg et. al.), published in a conference abstract and presented at American College of Surgeons Clinical Congress 2019 on October 28, 2019, which the FDA has interpreted as suggesting that there “may be a higher than expected risk of Type III endoleaks occurring with the use of AFX with Duraply and AFX2 endovascular grafts.”

As the Company notes in its Letter:

•
The Safety Update does not constitute a recall or correction to the AFX Endovascular Stent Graft System (“AFX System”), including the Company’s AFX2 system (which is the Company’s current commercial AFX endograft system in the United States).

•
The Company does not believe that the data from Rothenberg et al. regarding the AFX2 system, has an adequate sample size or contains sufficient detail to draw clinically meaningful conclusions. The data presented included only 13 patients with 2-year follow-up, no details of aortic anatomy and no breakdown of endoleak sub-classification.

•
The safety and efficacy of the Company’s AFX2 system are supported by multiple data sets, including the LEOPARD trial (the only randomized controlled trial of EVAR providing the highest level evidence on AFX Duraply and AFX2 systems), real-world data from a vascular registry, the Company’s benchmarked complaint data, and meta-analyses of current literature.

•
Through the prospective analysis of over 60,000 patients implanted with the AFX System, the Company is confident that (i) its AFX2 system currently achieves patient outcomes equivalent to other contemporary commercialized endografts, when assessed holistically, and (ii) changes to the manufacturing process for the AFX2 system, along with updates to the AFX2 Instructions for Use (IFU), are associated with a reduction in the occurrence of Type III endoleaks when compared with AFX Strata.

The Company believes that the AFX2 system is a safe, effective and highly competitive product when used as indicated. Endologix will work to better understand the Rothenberg et al. data, as such data materially differs from the data sources (including independent third party data sources) relied upon by the Company.

The Company’s recently published Annual Clinical Update (2016-2019) for the AFX System, which contains a detailed and comprehensive presentation of AFX System clinical trial data, complaint data and the LEOPARD Trial, is available on the Company’s website at www.endologix.com. The information contained on or accessed through the Company’s website is not incorporated by reference herein.

The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the Letter attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding the safety of the AFX System and AFX2 system and the Company’s intention to better understand the Rothenberg et al. data. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. Certain risks and uncertainties applicable to the Company are disclosed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as in other documents that the Company files with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Company undertakes no obligation to update or review any forward-looking statement because of new information, future events or other factors.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Endologix Response Regarding FDA Safety Communication: AFX Endovascular AAA System.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: October 31, 2019	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer